UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2011

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33291 (Commission File Number)	33-0830300 (I.R.S. Employer Identification No.)

10110 Sorrento Valley Road, Suite C San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 909-0736

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 5, 2011, the Company announced that the U.S. Food and Drug Administration’s (the “FDA”) Anti-Infective Drugs Advisory Committee (the “AIDAC”) voted unanimously (13 to 0) that the Company adequately demonstrated the safety and effectiveness of DIFICID™ (fidaxomicin) for the treatment of Clostridium difficile infection (CDI).

Although the AIDAC provides recommendations to the FDA, the FDA makes the final decision with respect to approval of a drug. The FDA has assigned a Prescription Drug User Fee Act (“PDUFA”) action date of May 30, 2011 for its review of Optimer’s New Drug Application (NDA) for DIFICID.

The AIDAC was also asked whether the finding of lower recurrence of CDI after 30 days in patients treated with DIFICID compared to those treated with vancomycin in the Company’s Phase 3 trials was clinically significant.  The AIDAC vote was split 6 to 6 with 1 abstention on the question, although the committee members favored including in the product label a description of DIFICID’s superiority over vancomycin in providing sustained resolution of disease 30 days after treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: April 6, 2011	By:	/s/ John D. Prunty
John D. Prunty
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)